Value Consulting Announces Spin-Off of Universal Tracking Solutions

August 10, 2006 - Howell, MI - Value Consulting, Inc. (OTCBB: VCSL) announced today plans to issue a stock dividend and spin off its Universal Tracking Solutions subsidiary.

The Board of Directors has elected to distribute, via stock dividend, the common stock of Universal Tracking Solutions, Inc. to the shareholders of Value Consulting. The Universal Tracking Solutions subsidiary will become a separately listed and traded public company that will be fully reporting and listed on the Over The Counter Bulletin Board (OTCBB). The registration statement has been completed for UTS and is currently under final review with the attorneys. The Company plans to file the registration statement next week.

Universal Tracking Solutions, Inc. ("UTS"), a wholly owned subsidiary of Value Consulting, is a provider of GPS tracking solutions, focusing on the small to midsize fleet market. UTS was created to pursue an interest in the burgeoning telemetry and GPS tracking marketplace. UTS has already begun to develop strategic relationships with experts in the GPS marketplace, including strategic alliances with many national corporations, local businesses and municipalities to handle their GPS tracking needs and anticipates launching a marketing campaign in September 2006.

Value Consulting plans to distribute the stock dividend, comprised of shares of common stock of UTS, to the shareholders of record at the close of business on October 15th, 2006 (or possibly sooner if the registration statement is approved fast). Management has yet to set a ratio for the number of shares to be issued, but will announce the ratio as soon as it is determined. The shares of UTS will be distributed after a registration statement, to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, becomes effective.

Mr. Brian Ramsey, President and CEO, stated, "I am extremely impressed with progress that UTS has made in its short existence. The Company is setting up a solid infrastructure that will allow it to be one of the few profitable GPS tracking companies out there. UTS expects to have over 1,000 users in the next 60 days, with that number growing rapidly. We feel that this company is structured and set up to trade on its own and that is why we have decided to spin if off so quickly. Value Consulting is also experiencing a lot of success with Smarts Oil & Gas and is planning on focusing its efforts more on that company for the near future. Value Consulting feels that both of these decisions are in the shareholders’ best interest. We will be updating everyone on the exciting developments happening with Smarts Oil & Gas, and UTS, in the near future."

ABOUT VALUE CONSULTING

Value Consulting offers a variety of strategic business consulting services to public and private companies. In addition, the Company also plans to develop and grow subsidiaries with intentions of later spinning them off into their own fully reporting publicly traded vehicles. Our main service is to provide financial and business consulting services to our clients. The services we offer include due diligence, mergers and acquisition consulting, strategic business planning, and Public Relations. The Company plans to provide strategic consulting services and business plan development for start-up companies and the Company has the expertise to work with clients through the entire public offering process. For additional information on Value Consulting visit our website www.valueconsultingcorp.com.

This press release may contain forward-looking statements covered within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, plans and timing for the introduction or enhancement of our services and products, statements about future market conditions, supply and demand conditions, and other expectations, intentions and plans contained in this press release that are not historical fact and involve risks and uncertainties. Our expectations regarding future revenues depend upon our ability to develop and supply products and services that we may not produce today and that meet defined specifications. When used in this press release, the words "plan," "expect," "believe," and similar expressions generally identify forward-looking statements. These statements reflect our current expectations. They are subject to a number of risks and uncertainties, including, but not limited to, changes in technology and changes in pervasive markets.

Contact:
Don Quarterman
770-900-4856
ir@valueconsultingcorp.com